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                                                                   EXHIBIT 24.1

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence T. Jilk, Jr. and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her name, place and stead, in any and all capacity, to sign a Registration Statement on Form S-3 under the Securities Act of 1933 relating to (i) Preferred Securities of NPB Capital Trust, (ii) Junior Subordinated Debentures of National Penn Bancshares, Inc., and (iii) a Guarantee of National Penn Bancshares, Inc. of certain obligations under the Preferred Securities, and to sign any or all amendments to such Registration Statement (including post-effective amendments,) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURES                      TITLE

/s/ Lawrence T. Jilk, Jr.       Director, President       May 5, 1997
--------------------------      and Chief Executive
Lawrence T. Jilk, Jr.           Officer (Principal
                                Executive Officer)

/s/ Gary L. Rhoads              Treasurer                 May 5, 1997
--------------------------      (Principal Financial
Gary L. Rhoads                  and Accounting Officer)

/s/ John H. Body                Director                  May 5, 1997
--------------------------
John H. Body

/s/ J. Ralph Borneman, Jr.      Director                  May 5, 1997
--------------------------
J. Ralph Borneman Jr.

/s/ John J. Dau                 Director                  May 5, 1997
--------------------------
John J. Dau

/s/ Frederick H. Gaige          Director                  May 5, 1997
--------------------------
Frederick H. Gaige

                                Director
--------------------------
Patricia L. Langiotti

                                Director
--------------------------
Kenneth A. Longacre
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                                Director
------------------------
C. Robert Roth


                                Director
------------------------
Harold C. Wegman, D.D.S.


/s/ Wayne R. Weidner            Director        May 5, 1997
------------------------
Wayne R. Weidner